Exhibit 99.1

Washington Prime Group Announces Second Quarter 2021 Results
COLUMBUS, OH – August 9, 2021 – Washington Prime Group Inc. (NYSE: WPG) today reported financial and operating results for the second quarter ended June 30, 2021. During the quarter, the Company commenced a voluntary Chapter 11 financial restructuring with a restructuring support agreement (the “RSA”) supported by over 70% of its holders of secured and unsecured corporate debt. Due to the pending Chapter 11 cases, the Company is not providing 2021 guidance and will not host an earnings conference call this quarter.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss per diluted share	$(4.26)	$(3.88)	$(6.77)	$(3.73)
FFO per diluted share	$(1.74)	$(0.38)	$(1.89)	$1.61
FFO per diluted share, as adjusted	$0.75	$0.07	$1.65	$2.06
A description of each non-GAAP financial measure and the related reconciliations to the comparable GAAP financial measure are provided in this press release.
Second Quarter Financial Results
Net loss attributable to common shareholders for the second quarter of 2021 was $105.5 million, or $(4.26) per diluted share, compared to net loss of $82.1 million, or $(3.88) per diluted share, a year ago. The year-over-year (YOY) difference relates primarily to the impacts of the Company's Chapter 11 financial restructuring process, which included prepetition charges of $38.1 million and $24.4 million in reorganization items during the second quarter of 2021. There were no such charges during the same quarter a year ago. Interest expense increased $15.1 million during the second quarter of 2021 compared to a year ago, primarily resulting from higher interest expense on the Company's corporate debt as a result of default.
Partially offsetting these factors was growth of $30.1 million in comparable NOI from the Company’s Tier One and Open Air properties as well as lower impairment charges of $35.0 million.

Funds from Operations (FFO) for the second quarter of 2021 was $(43.7) million, or $(1.74) per diluted share, which compares to $(9.4) million, or $(0.38) per diluted share, during the same quarter a year ago. The YOY decrease in FFO is primarily attributed to the aforementioned prepetition charges and reorganization items related to the Company’s Chapter 11 financial restructuring process, which did not occur during the second quarter of 2020, partially offset by lower impairment charges on non-depreciable real estate and higher net operating income, compared to the same quarter a year ago. When adjusting for the impact of the prepetition charges and reorganization items in the second quarter of 2021 and the $11.2 million impairment on a note receivable in the second quarter of 2020, FFO, as adjusted, for the second quarter of 2021 was $18.8 million, or $0.75 per diluted share, which compares to $1.8 million, or $0.07 per diluted share, during the same quarter a year ago.
Operational Highlights
Ending occupancy for the core properties was 92.1% as of June 30, 2021, compared to 92.4% a year ago. Inline store sales at the Company’s Tier One properties increased 2.1% to $433 per square foot for the twelve months ended June 30, 2021, compared to $424 per square foot for the same period in 2019. Operating metrics by asset group can be found in the second quarter 2021 Supplemental Information report available on the Company’s website.
Financial Restructuring and Chapter 11 Process
On June 13, 2021, the Company and certain of its subsidiaries (collectively, the “Company Parties”), filed voluntary petitions for relief (the "Chapter 11 Cases") under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company entered Chapter 11 after executing a RSA with creditors that hold approximately 73% of the principal amount outstanding of the Company’s secured corporate debt and 67% of the principal amount outstanding of the Company’s unsecured notes. The Company Parties commenced the Chapter 11 Cases to implement a comprehensive financial restructuring of the Company’s corporate debt that will allow the Company to substantially deleverage its balance sheet.
In connection with the Chapter 11 Cases, the Company obtained debtor-in-possession ("DIP") financing in the aggregate principal amount of $100.0 million under a non-amortizing multiple draw super-priority secured term loan facility (the "DIP Facility"). The proceeds of the DIP Facility may be used for, among other things, general corporate purposes, including working capital, administrative costs, redevelopment costs, tenant obligations, expenses and fees of the transactions contemplated by the Chapter 11 Cases, court approved adequate protection obligations and other such purposes consistent with the documents governing the DIP Facility. As of June 30, 2021, $50.0 million was outstanding under the DIP Facility. In addition to the remaining $50 million of capacity under the DIP Facility, the Company Parties had cash on hand of $60.7 million at June 30, 2021.
Resources for the Company’s stakeholders, and other information on the Company’s financial restructuring, can be accessed by visiting the restructuring website at http://cases.primeclerk.com/washingtonprime. Court filings and other documents related to the Chapter 11 process are available at http://cases.primeclerk.com/washingtonprime, by calling the Company’s claims agent, Prime Clerk, at (877) 329-1913 (toll free) or (347) 919-5772 (international) or by emailing washingtonprimeinfo@primeclerk.com.

Kirkland & Ellis LLP is serving as legal counsel to the Company, and Alvarez & Marsal North America, LLC is serving as restructuring advisor. Guggenheim Securities, LLC is serving as the Company’s investment banker.
Supplemental Information
For additional details on the Company’s results and properties, please refer to the Supplemental Information report on the investor relations section of the Company’s website. This press release as well as the supplemental information have been furnished to the Securities and Exchange Commission (SEC) in a Form 8-K.
About Washington Prime Group
Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. Washington Prime Group® is a registered trademark of the Company. Learn more at www.washingtonprime.com.
Contacts
Investors: Investor.Relations@washingtonprime.com
Media:Media.Relations@washingtonprime.com
Non-GAAP Financial Measures
This press release includes FFO and NOI, including same property NOI growth, which are financial performance measures not defined by generally accepted accounting principles in the United States (GAAP). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. FFO and comparable NOI growth are financial performance measures widely used by securities analysts, investors and other interested parties in the evaluation of REITs. The Company believes that FFO provides investors with additional information regarding operating performance and a basis to compare the Company’s performance with that of other REITs.
The Company uses FFO in addition to net income to report operating results. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (NAREIT) as net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items and cumulative effects of accounting changes, excluding gains and losses from the sales or disposals of previously depreciated retail operating properties, excluding impairment charges of depreciable real estate, plus the allocable portion of FFO of unconsolidated entities accounted for under the equity method of accounting based upon economic ownership interest.
NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as corporate general and administrative expense and other indirect operating expenses, interest expense, impairment charges and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same property NOI excludes termination income and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization, as well as impairment charges, are excluded from NOI for the same reasons that they are excluded from FFO pursuant to NAREIT’s definition.
Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Investors should understand that the Company’s computation of these non-GAAP measures might not be comparable to similar measures reported by other REITs and that these non-GAAP measures do not represent cash flow from operations as defined by GAAP, should not be considered as alternatives to net income determined in accordance with GAAP as a measure of operating performance and are not alternatives to cash flows as a measure of liquidity. Investors are cautioned that items excluded from these measures are significant components in understanding and addressing financial performance. Reconciliations of these measures are included in the press release.
Regulation Fair Disclosure (FD)
The Company routinely posts important information online on the investor relations section of the corporate website. The Company uses its website, press releases, SEC filings, conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. The Company encourages members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through the Company’s website is not incorporated by reference into, and is not a part of, this document.
Forward-Looking Statements
This press release contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Chapter 11 Cases, the Company’s ability to complete the restructuring and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company's ability to successfully complete a restructuring under Chapter 11, including: consummation of the restructuring; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company Parties’ ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company Parties’ recapitalization process or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties imposed in part by the Chapter 11 Cases; the Company’s ability to comply with financing arrangements, including the DIP Facility; the Company’s ability to maintain relationships with its tenants, suppliers, customers, employees, sponsors, and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock and other equity securities; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the restructuring and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.
The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. Holders of shares of the Company’s common stock and other equity securities could experience a complete loss on their investment, depending on the outcome of the Chapter 11 Cases.
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CONSOLIDATED STATEMENTS OF OPERATIONS
Washington Prime Group Inc.
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Rental income	$134,134	$96,757	$261,925	$244,168
Other income	4,263	2,007	8,405	7,196
Total revenues	138,397	98,764	270,330	251,364

Expenses:
Property operating	(36,567)	(28,109)	(76,017)	(65,389)
Real estate taxes	(18,885)	(18,437)	(37,702)	(38,689)
Advertising and promotion	(1,747)	(1,300)	(3,396)	(3,104)
Total recoverable expenses	(57,199)	(47,846)	(117,115)	(107,182)
Depreciation and amortization	(55,059)	(55,380)	(107,314)	(115,084)
General and administrative	(12,954)	(11,350)	(26,878)	(23,614)
Prepetition charges	(38,078)	—	(52,529)	—
Ground rent	(204)	(209)	(410)	(331)
Impairment loss	—	(23,800)	—	(25,119)
Total operating expenses	(163,494)	(138,585)	(304,246)	(271,330)

Interest expense, net	(52,503)	(37,445)	(104,054)	(76,080)
Impairment on note receivable	—	(11,237)	—	(11,237)
Reorganization items	(24,389)	—	(24,389)	—
Gain on disposition of interests in properties, net	—	437	2,462	27,192
Income and other taxes	(544)	(593)	(263)	24
Loss from unconsolidated entities, net	(873)	(4,754)	(3,080)	(5,786)
Net loss	(103,406)	(93,413)	(163,240)	(85,853)
Net loss attributable to noncontrolling interests	(1,396)	(14,871)	(11,784)	(14,194)
Net loss attributable to the Company	(102,010)	(78,542)	(151,456)	(71,659)
Less: Preferred share dividends declared	—	(3,508)	—	(7,016)
Less: Preferred share dividends undeclared	(3,508)	—	(7,016)	—
Net loss attributable to common shareholders	$(105,518)	$(82,050)	$(158,472)	$(78,675)

Loss per common share, basic and diluted	$(4.26)	$(3.88)	$(6.77)	$(3.73)

CONSOLIDATED BALANCE SHEETS
Washington Prime Group Inc.
(Unaudited, dollars in thousands)

	June 30, 2021	December 31, 2020

Assets:
Investment properties at cost	$5,748,501	$5,688,526
Construction in progress	171,607	185,275
	5,920,108	5,873,801
Less: accumulated depreciation	2,623,765	2,539,745
	3,296,343	3,334,056

Cash and cash equivalents	91,318	92,618
Tenant receivables and accrued revenue, net	97,430	132,610
Investment in and advances to unconsolidated entities, at equity	414,665	416,339
Deferred costs and other assets	131,737	129,724
Total assets	$4,031,493	$4,105,347

Liabilities:
Mortgage notes payable	$1,029,308	$1,101,653
Notes payable	—	710,476
Term loans	—	681,563
Revolving credit facility	—	639,976
Debtor in possession financing	50,000	—
Other indebtedness	91,406	87,807
Accounts payable, accrued expenses, intangibles, and deferred revenues	145,875	276,086
Distributions payable	—	3,323
Total liabilities not subject to compromise	1,316,589	3,500,884
Total liabilities subject to compromise	2,259,109	—
Total liabilities	3,575,698	3,500,884
Redeemable noncontrolling interests	3,385	3,265

Equity:
Stockholders' equity
Series H Cumulative Redeemable Preferred Stock	108,001	104,251
Series I Cumulative Redeemable Preferred Stock	101,591	98,325
Common stock	2	2
Capital in excess of par value	1,310,353	1,262,524
Accumulated deficit	(1,071,600)	(913,128)
Accumulated other comprehensive loss	—	(12,124)
Total stockholders' equity	448,347	539,850
Noncontrolling interests	4,063	61,348
Total equity	452,410	601,198
Total liabilities, redeemable noncontrolling interests and equity	$4,031,493	$4,105,347

RECONCILIATION OF FUNDS FROM OPERATIONS
INCLUDING PRO-RATA SHARE OF UNCONSOLIDATED PROPERTIES
Washington Prime Group Inc.
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Funds from Operations ("FFO"):
Net loss	$(103,406)	$(93,413)	$(163,240)	$(85,853)
Less: Preferred dividends and distributions on preferred operating partnership units	(3,568)	(3,568)	(7,136)	(7,136)
Real estate depreciation and amortization, including joint venture impact	63,262	63,732	124,226	133,501
Impairment loss, including (gain) on disposition of interests in properties, net	—	23,817	(1,304)	(293)
FFO	$(43,712)	$(9,432)	$(47,454)	$40,219

Adjusted Funds from Operations:
FFO	$(43,712)	$(9,432)	$(47,454)	$40,219
Impairment on note receivable	—	11,237	—	11,237
Prepetition charges	38,078	—	52,529	—
Reorganization items	24,389	—	24,389	—
Reclassification of accumulated other comprehensive loss upon discontinuation of hedge accounting	—	—	12,124	—
Adjusted FFO	$18,755	$1,805	$41,588	$51,456

Weighted average common shares outstanding - diluted	25,121	25,003	25,161	24,931

FFO per diluted share	$(1.74)	$(0.38)	$(1.89)	$1.61
Total adjustments	$2.49	$0.45	$3.54	$0.45
Adjusted FFO per diluted share	$0.75	$0.07	$1.65	$2.06

RECONCILIATION OF NET OPERATING INCOME GROWTH FOR COMPARABLE PROPERTIES
INCLUDING PRO-RATA SHARE OF UNCONSOLIDATED PROPERTIES
Washington Prime Group Inc.
(Unaudited, dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Variance $	2021	2020	Variance $

Reconciliation of Comp NOI to Net Loss
Net loss	$(103,406)	$(93,413)	$(9,993)	$(163,240)	$(85,853)	$(77,387)

Loss from unconsolidated entities	873	4,754	(3,881)	3,080	5,786	(2,706)
Income and other taxes	544	593	(49)	263	(24)	287
Impairment on note receivable	—	11,237	(11,237)	—	11,237	(11,237)
Gain on disposition of interests in properties, net	—	(437)	437	(2,462)	(27,192)	24,730
Reorganizational items	24,389	—	24,389	24,389	—	24,389
Interest expense, net	52,503	37,445	15,058	104,054	76,080	27,974
Operating Loss	(25,097)	(39,821)	14,724	(33,916)	(19,966)	(13,950)

Depreciation and amortization	55,059	55,380	(321)	107,314	115,084	(7,770)
Impairment loss	—	23,800	(23,800)	—	25,119	(25,119)
General and administrative	12,954	11,350	1,604	26,878	23,614	3,264
Prepetition charges	38,078	—	38,078	52,529	—	52,529
Fee income	(2,562)	(1,230)	(1,332)	(5,043)	(3,417)	(1,626)
Management fee allocation	96	36	60	147	36	111
Pro-rata share of unconsolidated joint ventures in comp NOI	15,466	10,577	4,889	30,300	27,936	2,364
Property allocated corporate expense	5,343	4,727	616	10,766	10,106	660
Non-comparable properties and other (1)	367	(237)	604	339	(1,474)	1,813
NOI from sold properties	(36)	(4)	(32)	—	(100)	100
Termination income	(918)	(27)	(891)	(1,472)	(106)	(1,366)
Straight-line rents, net of change in assessment of collectibility	(216)	(128)	(88)	(414)	1,493	(1,907)
Ground lease adjustments for straight-line and fair market value	13	5	8	20	10	10
Fair market value and inducement adjustments to base rents	(1,057)	(1,647)	590	(1,990)	(2,632)	642
Less: Tier 2 and noncore properties (2)	(10,359)	(5,729)	(4,630)	(18,866)	(22,415)	3,549
Comparable NOI - Tier 1 and Open Air properties	$87,131	$57,052	$30,079	$166,592	$153,288	$13,304
Comparable NOI percentage change - Tier 1 and Open Air properties			52.7%			8.7%

(1) Represents an adjustment to remove the NOI amounts from properties not owned and operated in all periods presented, certain non-recurring expenses (such as hurricane related expenses), as well as material insurance proceeds and other non-recurring income received in the periods presented. This also includes adjustments related to the rents from the outparcels sold to Four Corners and from unmanaged properties.

(2) NOI from the Tier 2 and noncore properties held in each period presented.